Exhibit 31.3

CERTIFICATION

I, Bing Yeh, certify that:

  I have reviewed this annual report on Form 10-K/A of Silicon Storage Technology, Inc.; and

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2004

/s/ Bing Yeh
Bing Yeh President and Chief Executive Officer